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                                EXHIBIT 23.1

                     CONSENT OF COOPERS & LYBRAND LLP





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                         COOPERS & LYBRAND LLP

                  CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statement of CELLULARVISION USA, INC. on Form S-8 (File No. 333- ) of our report dated March 29, 1996, on our audits of the financial statements and financial statement schedule of CELLULARVISION USA, INC. as of December 31, 1994 and 1995, and for the years ended December 31, 1993, 1994 and 1995 and for the period January 1, 1992 (date of inception) to December 31, 1995, which report is included in the Annual Report on Form 10-K.


                                                 /s/ Coopers & Lybrand LLP

                                                 COOPERS & LYBRAND LLP

New York, New York
September 5, 1996